                                                                                             EXHIBIT 11

                                       WPS RESOURCES CORPORATION


=======================================================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                 Three Months Ended           Six Months Ended
(Thousands)                                                 June 30                     June 30
                                                      1999          1998          1999          1998
=======================================================================================================

Shares of common stock at beginning of period         26,580        26,515        26,502        26,519
Shares of common stock purchased for deferred
  compensation trust -

     Date of Deferred               Number
Compensation Trust Purchase       of Shares
---------------------------       ---------
January 20, 1998                      1                                                              1
February 23, 1998                     1                                                              1
March 23, 1998                        2                                                              2
April 20, 1998                        1                                  1                           1
May 20, 1998                          1                                  1                           1
June 23, 1998                         2                                  2                           2
January 20, 1999                      1                                                1
February 22, 1999                     1                                                1
March 22, 1999                        2                                                2
April 20, 1999                        1                    1                           1
May 20, 1999                          1                    1                           1
June 21, 1999                         2                    2                           2

Shares of Common Stock Issued       Number
     During this Period           of Shares
-----------------------------     ---------
January 25, 1999                     12                                               12
February 25, 1999                    16                                               16
March 25, 1999                       54                                               54
April 23, 1999                       16                   16                          16
May 24, 1999                         16                   16                          16
June 24, 1999                        51                   51                          51
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Shares of common stock at end of period               26,659        26,511        26,659        26,511
=======================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1998           19         26,519                                                      503,861
June 30, 1998           19         26,515                          503,785
June 30, 1999           19         26,502                                        503,538
June 30, 1999           19         26,580            505,020

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1998           34         26,517                                                      901,578
June 30, 1998           28         26,516                                                      742,448
June 30, 1998           28         26,515                                                      742,420
June 30, 1998           30         26,514                          795,420                     795,420
June 30, 1998           34         26,513                          901,442                     901,442
June 30, 1998            8         26,511                          212,088                     212,088
June 30, 1999            5         26,501                                        132,505
June 30, 1999           28         26,513                                        742,364
June 30, 1999            3         26,512                                         79,536
June 30, 1999           25         26,528                                        663,200
June 30, 1999            3         26,526                                         79,578
June 30, 1999           26         26,580                                        691,080
June 30, 1999            3         26,579             79,737                      79,737
June 30, 1999           27         26,595            718,065                     718,065
June 30, 1999            4         26,594            106,376                     106,376
June 30, 1999           28         26,611            745,108                     745,108
June 30, 1999            3         26,608             79,824                      79,824
June 30, 1999            7         26,659            186,613                     186,613
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Total days - weighted                              2,420,743     2,412,735     4,807,524     4,799,257
=======================================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                       26,601        26,512        26,561        26,514
=======================================================================================================

Earnings on common stock, as set forth
  in statements of income                            $10,041       $10,465       $32,793       $28,417
=======================================================================================================

Earnings per share of common stock based on
  weighted average shares                              $0.38         $0.39         $1.23         $1.07
=======================================================================================================
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The accompanying notes to financial statements are an integral part of these statements.

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